Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES THIRD QUARTER 2019

TOTAL REVENUE OF $64.1 MILLION

CAMARILLO, CA November 12, 2019 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and nine months ended September 30, 2019.

Third Quarter 2019 Results

For the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018:

Consolidated

•	Total revenue decreased 2.2% to $64.1 million from $65.5 million;
•	Total operating expenses increased 32.7% to $78.6 million from $59.3 million;
•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) decreased 0.1% to $55.1 million from $55.2 million;

•	The company had an operating loss of $14.5 million compared to operating income of $6.3 million;
•

The company had a net loss of $20.0 million, or $0.75 net loss per share, impacted by a $17.5 million loss on the disposition of assets and a $1.9 million impairment of indefinite-lived long-term assets other than goodwill, compared to net income of $1.2 million, or $0.05 net income per diluted share;

•	EBITDA (1) was a negative $10.6 million compared to a positive $10.9 million;
•	Adjusted EBITDA (1) decreased 13.0% to $9.0 million from $10.3 million; and
•	Net cash used by operating activities decreased 33.7% to $6.7 million from $10.1 million.

Broadcast

•	Net broadcast revenue decreased 2.3% to $47.7 million from $48.8 million;
•	Station Operating Income (“SOI”) (1) decreased 11.0% to $10.4 million from $11.7 million;
•	Same Station (1) net broadcast revenue decreased 1.4% to $46.5 million from $47.2 million; and
•	Same Station SOI (1) decreased 11.4% to $10.6 million from $12.0 million.

Digital Media

•	Digital media revenue decreased 12.0% to $9.1 million from $10.4 million; and
•	Digital Media Operating Income (1) decreased 21.4% to $1.9 million from $2.4 million.

Publishing

•	Publishing revenue increased 15.3% to $7.3 million from $6.3 million; and
•	Publishing Operating Income (1) increased to $0.8 million from $0.1 million.

Included in the results for the quarter ended September 30, 2019 are:

•

A $17.5 million ($13.0 million, net of tax, or $0.49 per share) net loss on the disposition of assets which includes a $9.9 million estimated pre-tax loss for the pending sale of radio stations WAFS-AM in Atlanta, Georgia, WWDJ-AM in Boston, Massachusetts, WHKZ-AM in Cleveland, Ohio, KEXB-AM (formerly KTNO-AM) in Dallas, Texas, KDMT-AM in Denver, Colorado, KTEK-AM in Houston, Texas, KRDY-AM in San Antonio, Texas and KXFN-AM and WSDZ-AM in St. Louis, Missouri, a $4.7 million pre-tax loss from the sale of radio stations WWMI-AM and WLCC-AM in Tampa, Florida and WZAB-AM and WOCN-AM (formerly WKAT-AM) in Miami, Florida, a $1.6 million pre-tax loss from the sale of radio station WDYZ-AM (formerly WORL-AM) in Orlando, Florida and a $1.3 million pre-tax loss on the exchange of radio station KKOL-AM in Seattle, Washington for KPAM-AM in Portland, Oregon;

•

A $1.9 million impairment charge ($1.4 million, net of tax, and $0.05 per share) associated with the company’s broadcast licenses. Broadcast licenses were deemed to be impaired in four of the seven markets tested. Impairments were recorded in its Louisville, Philadelphia, Portland and San Francisco markets; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily consisting of:
○	$0.1 million non-cash compensation charge included in corporate expenses; and
○	$0.1 million non-cash compensation charge included in broadcast, digital media and publishing operating expenses.

Included in the results for the quarter ended September 30, 2018 are:

•

A $0.8 million ($0.6 million, net of tax, or $0.02 per diluted share) net gain reflects the impact of the sale of radio station KGBI-FM in Omaha, Nebraska that was adjusted as of the closing date based on the actual assets sold and a reduction in liabilities associated with the radio station and various other fixed asset disposals; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:
○	$0.1 million non-cash compensation charge included in corporate expenses;
○	the remaining $0.1 million non-cash compensation charge included in broadcast, digital media and publishing operating expenses.

Per share numbers are calculated based on 26,616,696 diluted weighted average shares for the quarter ended September 30, 2019, and 26,312,194 diluted weighted average shares for the quarter ended September 30, 2018.

Year to Date 2019 Results

For the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018:

Consolidated

•	Total revenue decreased 3.2% to $189.3 million from $195.6 million;
•	Total operating expenses increased 9.2% to $199.1 million from $182.3 million;
•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) decreased 0.7% to $162.7 million from $163.8 million;

•	The company had an operating loss of $9.9 million compared to operating income of $13.3 million;
•	The company’s net loss increased to $23.3 million, or $0.88 net loss per share from $0.1 million, or $0.01 net loss per share;
•	EBITDA (1) decreased 90.2% to $2.7 million from $27.1 million;
•	Adjusted EBITDA (1) decreased 15.7% to $26.8 million from $31.8 million; and
•	Net cash provided by operating activities decreased 28.4% to $14.5 million from $20.2 million.

Broadcast

•	Net broadcast revenue decreased 3.1% to $142.9 million from $147.4 million;
•	SOI (1) decreased 15.8% to $31.4 million from $37.3 million;
•	Same station (1) net broadcast revenue decreased 2.1% to $140.9 million from $143.8 million; and
•	Same station SOI (1) decreased 16.0% to $32.0 million from $38.1 million.

Digital media

•	Digital media revenue decreased 5.5% to $29.3 million from $31.1 million; and
•	Digital Media Operating Income (1) increased 1.6% to $6.4 million from $6.3 million.

Publishing

•	Publishing revenue remained consistent at $17.1 million; and
•	Publishing Operating Loss (1) decreased to $0.1 million from $0.2 million.

Included in the results for the nine months ended September 30, 2019 are:

•

A $21.2 million ($15.7 million, net of tax, or $0.59 per share) net loss on the disposition of assets which includes a $9.9 million estimated pre-tax loss for the pending sale of radio stations WAFS-AM in Atlanta, Georgia, WWDJ-AM in Boston, Massachusetts, WHKZ-AM in Cleveland, Ohio, KEXB-AM (formerly KTNO-AM) in Dallas, Texas, KDMT-AM in Denver, Colorado, KTEK-AM in Houston, Texas, KRDY-AM in San Antonio, Texas and KXFN-AM and WSDZ-AM in St. Louis, Missouri, the $4.7 million pre-tax loss from the sale of radio stations WWMI-AM and WLCC-AM in Tampa, Florida and WZAB-AM and WOCN-AM (formerly WKAT-AM) in Miami, Florida, a $3.8 million pre-tax loss on the sale of radio station WSPZ-AM in Washington, D.C., a $1.6 million pre-tax loss from the sale of radio station WDYZ-AM (formerly WORL-AM) in Orlando, Florida, a $1.3 million pre-tax loss on the exchange of radio station KKOL-AM in Seattle, Washington for KPAM-AM in Portland, Oregon, a $0.2 million pre-tax loss on the sale Mike Turner’s line of investment products and a $0.2 million pre-tax loss on the sale of HumanEvents.com offset by a $0.4 million pre-tax gain on the sale of a portion of land on the company’s transmitter site in Miami, Florida and a $0.1 million pre-tax gain on the sale of Newport Natural Health;

•

A $1.9 million impairment charge ($1.4 million, net of tax, and $0.05 per share) associated with the company’s broadcast licenses. Broadcast licenses were deemed to be impaired in four of the seven markets tested. Impairments were recorded in its Louisville, Philadelphia, Portland and San Francisco markets;

•	A $0.4 million gain ($0.3 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024;
•	A $0.2 million one-time expense associated with the adoption of ASC 842 ($0.1 million, net of tax) and
•	A $1.3 million non-cash compensation charge ($1.0 million, net of tax, or $0.04 per share) related to the expensing of stock options and restricted stock primarily consisting of:
○	$0.7 million non-cash compensation charge included in corporate expenses; and
○	$0.5 million non-cash compensation charge included in broadcast operating expenses; and
○	the remaining $0.1 million non-cash compensation charge included in digital media and publishing operating expenses.

Included in the results for the nine months ended September 30, 2018 are:

•

A $4.4 million ($3.3 million, net of tax, or $0.12 per share) net loss on the disposition of assets which includes a $2.4 million pre-tax loss on the sale of KGBI-FM in Omaha, Nebraska, a $1.6 million estimated pre-tax loss on the sale of the remaining radio stations in Omaha, Nebraska, a $0.3 million pre-tax loss on the sale of land in Muth Valley, California and a $0.2 million pre-tax loss on the sale of land in Covina, California offset by a $0.2 million pre-tax gain on the sale of WBIX-AM in Boston, Massachusetts;

•	A $0.2 million gain ($0.2 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and
•	A $0.4 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:
○	$0.2 million non-cash compensation charge included in corporate expenses;
○	$0.1 million non-cash compensation charge included in broadcast operating expenses; and
○	$0.1 million non-cash compensation charge included in digital media operating expenses.

Per share numbers are calculated based on 26,442,791 diluted weighted average shares for the nine months ended September 30, 2019, and 26,177,565 diluted weighted average shares for the nine months ended September 30, 2018.

Balance Sheet

As of September 30, 2019, the company had $231.9 million outstanding on the 6.75% senior secured notes due 2024 (the “Notes”) and $18.1 million outstanding on the Asset Based Revolving Credit Facility (“ABL Facility”).

Acquisitions and Divestitures

The following transactions were completed since July 1, 2019:

•

On September 27, 2019, the company closed on the exchange of radio station KKOL-AM, in Seattle, Washington for KPAM-AM in Portland, Oregon. No cash was exchanged for the assets. The company recognized a non-cash pre-tax loss of $1.3 million on the exchange based on the estimated fair value of KPAM-AM as compared to the carrying value of KKOL-AM and the estimated closing costs. The company began operating KPAM-AM under an LMA on January 2, 2018.

•

On September 26, 2019, the company sold radio stations WWMI-AM and WLCC-AM in Tampa, Florida and WZAB-AM and WOCN-AM (formerly WKAT-AM) in Miami, Florida for $8.2 million in cash. The company recognized a pre-tax loss of $4.7 million, which reflects the sales price as compared to the carrying value of the assets of the radio stations and the closing costs.

•

On September 18, 2019, the company sold radio station WDYZ-AM (formerly WORL-AM) in Orlando, Florida for $0.9 million in cash. The company recognized a pre-tax loss of $1.6 million, which reflects the sales price as compared to the carrying value of the radio station assets and the estimated closing costs.

•

On September 9, 2019, the company closed on the acquisition of a construction permit for an FM translator in Louisville, Kentucky for $35,000 in cash. The FM translator will be used in by WGTK-AM in Louisville, Kentucky.

•	On August 15, 2019 the company closed on the exchange of FM Translator W276CR, in Bradenton, FL for FM Translator W262CP in Bayonet Point, FL. No cash was exchanged for the assets.
•	On July 25, 2019, the company acquired the Journeyboxmedia.com website and related assets for $0.5 million in cash.
•	On July 10, 2019 the company acquired certain assets including a digital content library from Steelehouse Productions, Inc. for $0.1 million in cash.

Pending transactions:

•

On October 31, 2019, the company entered into an agreement to sell radio station WBZW-AM in Orlando, Florida, and an FM translator construction permit for $0.2 million in cash. The company expects to recognize a pre-tax loss of approximately $1.7 million in the fourth quarter of 2019, which reflects the sale price as compared to the carrying value of the assets less the estimated closing costs. The transaction is subject to the approval of the Federal Communications Commission (“FCC”) and is expected to close in mid-2020.

•

On August 13, 2019, the company entered into an agreement to sell radio stations WAFS-AM in Atlanta, Georgia, WWDJ-AM in Boston, Massachusetts, WHKZ-AM in Cleveland, Ohio, KEXB-AM (formerly KTNO-AM) in Dallas, Texas, KDMT-AM in Denver, Colorado, KTEK-AM in Houston, Texas, KRDY-AM in San Antonio, Texas and KXFN-AM and WSDZ-AM in St. Louis, Missouri for $8.7 million in cash. The company recognized an estimated pre-tax loss of $9.9 million in the third quarter of 2019, which reflects the sales price as compared to the carrying value of the assets of the radio stations and the estimated closing costs. This transaction is subject to the approval of the FCC and is expected to close in the fourth quarter of 2019.

•

On January 3, 2017, Word Broadcasting began operating the company’s Louisville radio stations (WFIA-AM; WFIA-FM; WGTK-AM) under a twenty-four month Time Brokerage Agreement (“TBA”). The company received $0.5 million in cash associated with an option for Word Broadcasting Network to acquire the radio stations during the term. In December 2018, Word Broadcasting notified the company of their intent to purchase its Louisville radio stations. The TBA contained an extension clause that allowed Word Broadcasting to continue operating the station until the purchase agreement was executed and the transaction closed. On June 28, 2019, the TBA was amended to include an additional 24 months under which Word Broadcasting will program the radio stations with the option to acquire the stations extended to December 31, 2020.

Conference Call Information

Salem will host a teleconference to discuss its results on November 12, 2019 at 1:00 p.m. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Third Quarter 2019 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through November 26, 2019 and can be heard by dialing (877) 660-6853, passcode 13696693 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

Fourth Quarter 2019 Outlook

For the fourth quarter of 2019, the company is projecting total revenue to decrease between 4% and 6% from fourth quarter 2018 total revenue of $67.2 million. Excluding the impact of political revenue and recent acquisitions and dispositions, the company is projecting total revenue to be between flat and a decrease of 2%. The company is also projecting operating expenses before gains or losses on disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between an increase of 1% and a decrease of 2% compared to the fourth quarter of 2018 non-GAAP operating expenses of $55.6 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter (@SalemMediaGrp).

Company Contact:

Evan D. Masyr

Executive Vice President and Chief

Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same

Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(Unaudited)
Net broadcast revenue	$48,812	$47,679	$147,425	$142,854
Net digital media revenue	10,397	9,149	31,051	29,349
Net publishing revenue	6,319	7,288	17,119	17,062

Total revenue	65,528	64,116	195,595	189,265

Operating expenses:
Broadcast operating expenses	37,158	37,310	110,151	111,466
Digital media operating expenses	8,021	7,282	24,792	22,988
Publishing operating expenses	6,210	6,517	17,319	17,112
Unallocated corporate expenses	3,987	4,183	11,938	12,386
Change in the estimated fair value of contingent earn-out consideration	—	(40)	72	(40)
Impairment of indefinite-lived long-term assets other than goodwill	—	1,915	—	1,915
Depreciation and amortization	4,636	3,891	13,634	12,096
Net (gain) loss on the disposition of assets	(759)	17,545	4,400	21,212

Total operating expenses	59,253	78,603	182,306	199,135

Operating income (loss)	6,275	(14,487)	13,289	(9,870)
Other income (expense):
Interest income	2	—	4	1
Interest expense	(4,507)	(4,410)	(13,779)	(13,206)
Gain on early retirement of long-term debt	—	—	234	426
Net miscellaneous income and (expenses)	1	—	(12)	19

Net income (loss) before income taxes	1,771	(18,897)	(264)	(22,630)
Provision for (benefit from) income taxes	564	1,108	(132)	697

Net income (loss)	$1,207	$(20,005)	$(132)	$(23,327)

Basic earnings (loss) per share Class A and Class B common stock	$0.05	$(0.75)	$(0.01)	$(0.88)
Diluted earnings (loss) per share Class A and Class B common stock	$0.05	$(0.75)	$(0.01)	$(0.88)
Basic weighted average Class A and Class B common stock shares outstanding	26,183,910	26,616,696	26,177,565	26,442,791

Diluted weighted average Class A and Class B common stock shares outstanding	26,312,194	26,616,696	26,177,565	26,442,791

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2018	September 30, 2019
		(Unaudited)
Assets
Cash	$117	$7
Trade accounts receivable, net	33,020	33,465
Other current assets	10,500	27,042
Property and equipment, net	96,344	88,317
Operating and financing lease right-of-use assets	164	56,989
Intangible assets, net	414,646	375,226
Deferred financing costs	381	268
Other assets	3,856	4,931

Total assets	$559,028	$586,245

Liabilities and Stockholders’ Equity
Current liabilities	$52,878	$64,916
Long-term debt	234,030	228,091
Operating and financing lease liabilities, less current portion	105	56,476
Deferred income taxes	35,272	35,759
Other liabilities	14,874	6,332
Stockholders’ Equity	221,869	194,671

Total liabilities and stockholders’ equity	$559,028	$586,245

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except share and per share data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Earnings (Deficit)	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2018	22,950,066	$227	5,553,696	$56	$245,220	$10,372	$(34,006)	$221,869
Stock-based compensation	—	—	—	—	176	—	—	176
Cash distributions	—	—	—	—	—	(1,702)	—	(1,702)
Net income	—	—	—	—	—	322	—	322

Stockholders’ equity, March 31, 2019	22,950,066	$227	5,553,696	$56	$245,396	$8,992	$(34,006)	$220,665

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	936	—	—	936
Options exercised	200	—	—	—	—	—	—	—
Lapse of restricted shares	389,061	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(1,728)	—	(1,728)
Net (loss)	—	—	—	—	—	(3,644)	—	(3,644)

Stockholders’ equity, June 30, 2019	23,339,327	$227	5,553,696	$56	$246,332	$3,620	$(34,006)	$216,229

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	177	—	—	177
Options exercised	—	—	—	—	—	—	—	—
Lapse of restricted shares	41,323	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(1,730)	—	(1,730)
Net (loss)	—	—	—	—	—	(20,005)	—	(20,005)

Stockholders’ equity, September 30, 2019	23,380,650	$227	5,553,696	$56	$246,509	$(18,115)	$(34,006)	$194,671

Distributions per share	$0.065		$0.065

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Earnings	Stock	Total
Stockholders’ equity, December 31, 2017	22,932,451	$227	5,553,696	$56	$244,634	$20,370	$(34,006)	$231,281
Stock-based compensation	—	—	—	—	46	—	—	46
Options exercised	8,125	—	—	—	19	—	—	19
Cash distributions	—	—	—	—	—	(1,701)	—	(1,701)
Net income	—	—	—	—	—	828	—	828

Stockholders’ equity, March 31, 2018	22,940,576	$227	5,553,696	$56	$244,699	$19,497	$(34,006)	$230,473

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	126	—	—	126
Options exercised	625	—	—	—	2	—	—	2
Cash distributions	—	—	—	—	—	(1,701)	—	(1,701)
Net (loss)	—	—	—	—	—	(2,167)	—	(2,167)

Stockholders’ equity, June 30, 2018	22,941,201	$227	5,553,696	$56	$244,827	$15,629	$(34,006)	$226,733

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	191	—	—	191
Options exercised	8,865	—	—	—	22	—	—	22
Cash distributions	—	—	—	—	—	(1,702)	—	(1,702)
Net income	—	—	—	—	—	1,207	—	1,207

Stockholders’ equity, September 30, 2018	22,950,066	$227	5,553,696	$56	$245,040	$15,134	$(34,006)	$226,451

Distributions per share	$0.065		$0.065

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
OPERATING ACTIVITIES
Net income (loss)	$1,207	$(20,005)	$(132)	$(23,327)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash stock-based compensation	191	177	363	1,289
Depreciation and amortization	4,636	3,891	13,634	12,096
Amortization of deferred financing costs	268	253	855	766
Non-cash lease expense	—	2,287	—	6,735
Accretion of acquisition-related deferred payments and contingent consideration	6	—	24	2
Provision for bad debts	702	670	1,498	1,407
Deferred income taxes	511	1,033	(301)	487
Change in the estimated fair value of contingent earn-out consideration	—	(40)	72	(40)
Impairment of indefinite-lived long-term assets other than goodwill	—	1,915	—	1,915
Gain on early retirement of long-term debt	—	—	(234)	(426)
Net (gain) loss on the disposition of assets	(759)	17,545	4,400	21,212
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(2,730)	(2,366)	(3,829)	(2,363)
Inventories	62	(19)	(161)	(372)
Prepaid expenses and other current assets	(177)	(740)	(560)	338
Accounts payable and accrued expenses	6,736	4,963	7,224	4,504
Deferred rent expense	(115)	—	(235)	—
Operating lease liabilities	—	(2,218)	—	(7,983)
Contract liabilities	(410)	(629)	(2,380)	(1,710)
Deferred rent income	(23)	(46)	(69)	(130)
Other liabilities	(27)	(16)	(40)	(16)
Income taxes payable	49	55	69	87

Net cash provided by operating activities	$10,127	$6,710	20,198	14,471

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(1,833)	(1,367)	(6,513)	(6,064)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(70)	(3)	(77)	(3)
Purchases of broadcast assets and radio stations	(5,249)	(35)	(6,534)	(35)
Purchases of digital media businesses and assets	(4,250)	(600)	(4,320)	(1,250)
Proceeds from sale of assets	4,682	1,330	8,518	4,202
Other	1	3	(398)	(725)

Net cash used in investing activities	(6,719)	(672)	(9,324)	(3,875)

FINANCING ACTIVITIES
Payments to repurchase 6.75% Senior Secured Notes	—	—	(9,550)	(6,123)
Proceeds from borrowings under ABL Facility	42,060	32,072	111,337	86,367
Payments on ABL Facility	(43,763)	(36,423)	(110,137)	(87,962)
Refund (payments) of debt issuance costs	(32)	(13)	(11)	(43)
Proceeds from the exercise of stock options	22	—	43	—
Payments of acquisition-related contingent earn-out consideration	(125)	—	(140)	—
Payments on financing lease liabilities	(14)	(22)	(73)	(65)
Payment of cash distribution on common stock	(1,702)	(1,730)	(5,104)	(5,160)
Book overdraft	154	76	2,775	2,280

Net cash used in financing activities	(3,400)	(6,040)	(10,860)	(10,706)

Net increase (decrease) in cash and cash equivalents	8	(2)	14	(110)
Cash and cash equivalents at beginning of year	9	9	3	117

Cash and cash equivalents at end of period	17	7	$17	$7

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$59,253	$78,603	$182,306	$199,135
Less depreciation and amortization expense	(4,636)	(3,891)	(13,634)	(12,096)
Less change in estimated fair value of contingent earn-out consideration	—	40	(72)	40
Less impairment of indefinite-lived long-term assets other than goodwill	—	(1,915)	—	(1,915)
Less net gain (loss) on the disposition of assets	759	(17,545)	(4,400)	(21,212)
Less stock-based compensation expense	(191)	(177)	(363)	(1,289)

Total Recurring Operating Expenses	$55,185	$55,115	$163,837	$162,663

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$48,812	$47,679	$147,425	$142,854
Net broadcast revenue – acquisitions	(10)	(28)	(257)	(274)
Net broadcast revenue – dispositions	(1,102)	(557)	(2,335)	(606)
Net broadcast revenue – format change	(543)	(593)	(999)	(1,102)

Same Station net broadcast revenue	$47,157	$46,501	$143,834	$140,872

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$37,158	$37,310	$110,151	$111,466
Broadcast operating expenses – acquisitions	(11)	(31)	(382)	(398)
Broadcast operating expenses – dispositions	(1,379)	(762)	(2,720)	(799)
Broadcast operating expenses – format change	(591)	(635)	(1,331)	(1,412)

Same Station broadcast operating expenses	$35,177	$35,882	$105,718	$108,857

Reconciliation of SOI to Same Station SOI
Station Operating Income	$11,654	$10,369	$37,274	$31,388
Station operating loss – acquisitions	1	3	125	124
Station operating loss – dispositions	277	205	385	193
Station operating loss – format change	48	42	332	310

Same Station – Station Operating Income	$11,980	$10,619	$38,116	$32,015

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2019	2018	2019
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Loss
Net broadcast revenue	$48,812	$47,679	$147,425	$142,854
Less broadcast operating expenses	(37,158)	(37,310)	(110,151)	(111,466)

Station Operating Income	$11,654	$10,369	$37,274	$31,388

Net digital media revenue	$10,397	$9,149	$31,051	$29,349
Less digital media operating expenses	(8,021)	(7,282)	(24,792)	(22,988)

Digital Media Operating Income	$2,376	$1,867	$6,259	$6,361

Net publishing revenue	$6,319	$7,288	$17,119	$17,062
Less publishing operating expenses	(6,210)	(6,517)	(17,319)	(17,112)

Publishing Operating Income (Loss)	$109	$771	$(200)	$(50)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP. The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(Unaudited)
Net income (loss)	$1,207	$(20,005)	$(132)	$(23,327)
Plus interest expense, net of capitalized interest	4,507	4,410	13,779	13,206
Plus provision for (benefit from) income taxes	564	1,108	(132)	697
Plus depreciation and amortization	4,636	3,891	13,634	12,096
Less interest income	(2)	—	(4)	(1)

EBITDA	$10,912	$(10,596)	$27,145	$2,671

Less net (gain) loss on the disposition of assets	(759)	17,545	4,400	21,212
Less change in the estimated fair value of contingent earn-out consideration	—	(40)	72	(40)
Plus impairment of indefinite-lived long-term assets other than goodwill	—	1,915	—	1,915
Plus (gain) on early retirement of long- term debt	—	—	(234)	(426)
Plus net miscellaneous (income) and expenses	(1)	—	12	(19)
Plus non-cash stock-based compensation	191	177	363	1,289
Plus ASC 842 lease adoption	—	—	—	171

Adjusted EBITDA	$10,343	$9,001	$31,758	$26,773

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2019	2018	2019
	(Unaudited)
Net cash provided (used) by operating activities	$10,127	$6,710	$20,198	$14,471
Non-cash stock-based compensation	(191)	(177)	(363)	(1,289)
Depreciation and amortization	(4,636)	(3,891)	(13,634)	(12,096)
Amortization of deferred financing costs	(268)	(253)	(855)	(766)
Non-cash lease expense	—	(2,287)	—	(6,735)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(6)	—	(24)	(2)
Provision for bad debts	(702)	(670)	(1,498)	(1,407)
Deferred income taxes	(511)	(1,033)	301	(487)
Change in the estimated fair value of contingent earn-out consideration	—	40	(72)	40
Impairment of indefinite-lived long-term assets other than goodwill	—	(1,915)	—	(1,915)
Gain (loss) on the disposition of assets	759	(17,545)	(4,400)	(21,212)
Gain (loss) on early retirement of debt	—	—	234	426
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	2,730	2,366	3,829	2,363
Inventories	(62)	19	161	372
Prepaid expenses and other current assets	177	740	560	(338)
Accounts payable and accrued expenses	(6,736)	(4,963)	(7,224)	(4,504)
Contract liabilities	410	629	2,380	1,710
Operating lease liabilities (deferred rent)	115	2,218	235	7,983
Deferred rent income	23	46	69	130
Other liabilities	27	16	40	16
Income taxes payable	(49)	(55)	(69)	(87)

Net income (loss)	$1,207	$(20,005)	$(132)	$(23,327)

Plus interest expense, net of capitalized interest	4,507	4,410	13,779	13,206
Plus provision for (benefit from) income taxes	564	(4,059)	(132)	(4,470)
Plus depreciation and amortization	4,636	3,891	13,634	12,096
Less interest income	(2)	—	(4)	(1)

EBITDA	$10,912	$(10,596)	$27,145	$2,671

Plus (gain) loss on the disposition of assets	(759)	17,545	4,400	21,212
Plus change in the estimated fair value of contingent earn-out consideration	—	(40)	72	(40)
Plus impairment of indefinite-lived long-term assets other than goodwill	—	1,915	—	1,915
Plus (gain) loss on the early retirement of long-term debt	—	—	(234)	(426)
Plus net miscellaneous income and expenses	(1)	—	12	(19)
Plus non-cash stock-based compensation	191	177	363	1,289
Plus ASC 842 lease adoption	—	—	—	171

Adjusted EBITDA	$10,343	$9,001	$31,758	$26,773

Less net cash paid for capital expenditures (1)	(1,833)	(1,367)	(6,513)	(6,064)
Plus cash (paid) received for taxes	(4)	(19)	(99)	(122)
Less cash paid for interest, net of capitalized interest	(144)	(258)	(8,794)	(8,575)

Adjusted Free Cash Flow	$8,362	$7,357	$16,352	$12,012

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at September 30, 2019	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$231,900,000	6.75%
Asset-based revolving credit facility (2)	18,065,335	4.11%

(1)	$231.9 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.